UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 26, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Triad Guaranty Inc. (the “Company”) approved a form of Executive/Key Employee Phantom Stock Award Agreement (the “Agreement”) that may be used in connection with the award of phantom stock rights(the “Phantom Stock Rights”) that may be granted from time to time by the Committee to selected participants in the Company’s 2006 Long-Term Stock Incentive Plan (the “Plan”) pursuant to the terms and conditions of both the Agreement and the Plan. Each Agreement to be entered into between the Company and a Plan participant will establish the vesting schedule for the Phantom Stock Rights awarded to the participant and will provide that vesting will be contingent upon the participant’s continued employment through each applicable vesting date. Under the terms of the Agreement, vesting is accelerated if a participant’s employment is (i) involuntarily terminated by the Company for any reason other than misconduct, or (ii) terminated due to the participant’s death or disability. If the participant’s employment is terminated for any reason other than involuntary termination by the Company for reasons not involving misconduct, death or disability, then any Phantom Stock Rights that were unvested at the time of termination will be forfeited.

Payment for vested Phantom Stock Rights may be made in cash, shares of the Company’s common stock, or both as determined by the Committee in its discretion. Payments made in cash will be equal to the fair market value of a share of the Company’s common stock on the applicable vesting date, multiplied by the number of vested shares being settled. If Phantom Stock Rights are settled in shares of common stock, the shares will be subject to such restrictions, if any, as may be established by the Committee in accordance with the Plan or as may apply under applicable law. Holders of Phantom Stock Rights are not entitled to dividends, dividend equivalents or any other stockholder rights unless and until the Phantom Stock Rights have vested and shares of the Company’s common stock have been issued and distributed to the holder.

The foregoing summary of the terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.58 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.58	Form of Executive/Key Employee Phantom Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
January 29, 2009	Kenneth S. Dwyer Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.58	Form of Executive/Key Employee Phantom Stock Award Agreement